UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2015

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Riverside Circle, Suite 400
Roanoke, Virginia 24016
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Sixth Loan Modification Agreement with Silicon Valley Bank

On May 8, 2015, Luna Innovations Incorporated (“Luna”), Luna’s wholly owned domestic subsidiaries Luna Technologies, Inc., Advanced Photonix, Inc. (“API”), and Picometrix, LLC and Silicon Valley Bank (the “Lender”) entered into a Joinder, Consent and Sixth Loan Modification Agreement (the “Sixth Loan Modification Agreement”) to that certain Loan and Security Agreement dated as of February 18, 2010 (as amended, the “Loan Agreement”).

Under the Sixth Loan Modification Agreement, the Lender consented to Luna’s acquisition of Advanced Photonix, Inc. and Picometrix, LLC, on the condition that Luna’s newly acquired wholly owned domestic subsidiaries Advanced Photonix, Inc. and Picometrix, LLC were joined as co-borrowers.  The Lender also agreed to make an additional term loan to Luna in the amount of $6.0 million (the “Term Loan”). The Term Loan is to be repaid by Luna in 48 monthly installments, plus accrued interest payable monthly in arrears, and, unless earlier terminated, matures on the earlier of (i) May 8, 2019 or (ii) an event of default under the Loan Agreement. The Term Loan carries a floating annual interest rate equal to the Lender’s prime rate then in effect plus 2%.

Luna may prepay amounts due under the Term Loan for a fee equal to (i) $120,000, if such prepayment is made on or before May 8, 2017 or (ii) $60,000, if such prepayment is made after May 8, 2017 but before May 8, 2019.

Amounts due under the Loan Agreement will continue to be secured by substantially all of Luna’s assets, including intellectual property, personal property and bank accounts.

The Loan Agreement continues to require Luna to observe a number of financial and operational covenants, including maintenance of a specified level of liquidity (defined as unrestricted cash and a portion of accounts receivable), maintenance of a specified minimum cash level, protection and registration of intellectual property rights and customary negative covenants.

The Loan Agreement continues to contain customary events of default, including nonpayment of principal, interest or other amounts, violation of covenants, material adverse changes, an event of default under any subordinated debt documents, incorrectness of representations and warranties in any material respect, bankruptcy, judgments in excess of a threshold amount, and violations of other agreements in excess of a specified threshold. If any event of default occurs, the Lender may declare due immediately all borrowings under the Loan Agreement and foreclose on the collateral. Furthermore, an event of default under the Loan Agreement would result in an increase in the annual interest rate on any amounts outstanding to five percent, or 500 basis points, above the rates then in effect.

Except as modified by the Sixth Loan Modification Agreement, all terms and conditions of the Loan Agreement remain in full force and effect.

The foregoing summary of the Sixth Loan Amendment is not complete and is qualified in its entirety by reference to the Sixth Loan Amendment, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of the Acquisition or Disposition of Assets

On May 8, 2015, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 30, 2015 (the “Merger Agreement”), by and among Luna, API and API Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into API (the “Merger”) with API surviving the Merger as a wholly owned subsidiary of Luna.
As a result of the Merger, each share of the common stock of API, par value $0.001 per share (the “API Common Stock”) that was outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive 0.31782 shares of the common stock, par value $0.001 per share, of Luna (the “Luna Common Stock”) (the exchange ratio of one share of API Common Stock for 0.31782 shares of Luna Common Stock, the “Exchange Ratio”). No fractional shares of Luna Common Stock were issued in the Merger, and holders of shares of API Common Stock will receive cash in lieu of any such fractional shares. In addition, unless otherwise provided by the terms of the warrant, each outstanding warrant to purchase API Common Stock or API’s preferred stock converted at the Effective Time into a warrant to purchase Luna Common Stock (based on the Exchange Ratio) and was assumed by Luna. Each outstanding option to purchase API Common Stock converted at the Effective Time into an option to purchase Luna Common Stock (based on the Exchange Ratio) and was assumed by Luna and each share of API restricted common stock converted at the Effective Time into Luna restricted common stock (based on the Exchange Ratio).
The issuance of Luna Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Luna’s registration statement on Form S-4, as amended (File No. 333-201956), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 24, 2015, including the joint proxy statement/prospectus included therein (the “Joint Proxy Statement/Prospectus”).
The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified by its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Luna’s Current Report on Form 8-K filed with the SEC on February 2, 2015, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, Neil D. Wilkin, Jr. and Warner Dalhouse resigned from the board of directors of Luna (the “Board of Directors”) and all committees thereof. In addition, pursuant to the Merger Agreement, effective as of the Effective Time, Donald Pastor, Gary Spiegel and Ed J. Coringrato Jr. were appointed to the Board of Directors to serve until the 2018, 2017 and 2016 annual meetings of Luna stockholders, respectively, and until their successors have been duly elected and qualified.

In addition, effective as of Effective Time, Mr. Coringrato joined the Audit Committee, Mr. Pastor joined the Nominating and Governance Committee, and Mr. Dalhouse resigned from the Compensation Committee and Messrs. Pastor and Spiegel joined the Compensation Committee, with Mr. Pastor assuming the role of chairman of the Compensation Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At Luna’s 2015 Annual Meeting of Stockholders held on May 8, 2015, Luna’s stockholders approved five proposals, as proposed in the Joint Proxy Statement/Prospectus, as follows: (i) the issuance of shares of Luna Common Stock in connection with the Merger contemplated by the Merger Agreement (“Proposal 1”); (ii) the adjournment of the 2015 Annual Meeting of Stockholders from time to time, if necessary or appropriate (as determined by Luna), to solicit additional proxies if there are not sufficient votes to approve Proposal 1 (“Proposal 2”); (iii) the election of My E. Chung and Neil D. Wilkin, Jr. (the “Alternate Directors”) as Class III members of the Board of Directors, to serve until Luna’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the “Alternative Directors Proposal”); provided, however, that, if the Merger were to be completed, the Board of Directors would be reconstituted as described in the Joint Proxy Statement/Prospectus at the Effective Time (“Proposal 3”); (iv) the approval, on a non-binding, advisory basis, of the compensation of Luna’s named executive officers (“Proposal 4”); and (v) the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 5”).

Proposal 1. Approval of the Issuance of Shares of Luna Common Stock in the Merger
The vote with respect to the approval of  the issuance of shares of Luna Common Stock in connection with the Merger contemplated by the Merger Agreement was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,686,470	24,099	3,300	4,541,842

Proposal 2. Adjournment of the 2015 Annual Meeting if Necessary or Appropriate to Solicit Additional Proxies
The vote with respect to the approval of the adjournment of the 2015 Annual Meeting of Stockholders from time to time, if necessary or appropriate (as determined by Luna), to solicit additional proxies if there are not sufficient votes to approve Proposal 1 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,910,206	160,080	185,425	—
Notwithstanding this approval, because there were sufficient votes to approve Proposal 1, the 2015 Annual Meeting of Stockholders was not adjourned pursuant to the outcome of the vote on Proposal 2.
Proposal 3. Election of Directors
The vote with respect to the election of directors was as follows:

	FOR	WITHELD
My E. Chung	8,669,306	44,453
Neil D. Wilkin, Jr.	8,443,434	270,435
Notwithstanding these approvals, the Alternate Directors were not elected to the Board of Directors by the Alternative Directors Proposal because the Board of Directors was reconstituted as described in the Joint Proxy Statement/Prospectus at the Effective Time.
Proposal 4. Advisory Vote on Executive Compensation
The advisory vote on the compensation of Luna’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,424,130	220,037	69,702	4,541,842
Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm
The vote with respect to the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the year ending December 31, 2015 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,165,942	39,451	50,318	—

Item 7.01.	Regulation FD Disclosure
On May 8, 2015, Luna and API issued a press release announcing the closing of the Merger. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.
In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The required financial statements of API called for by Item 9.01(a) were included in the Joint Proxy Statement/Prospectus and are incorporated herein by reference.

(b)	Pro Forma Financial Information.
The required pro forma financial information called for by Item 9.01(b) was included in the Joint Proxy Statement Prospectus and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 30, 2015, by and among Luna Innovations Incorporated, a Delaware corporation, API Merger Sub, a Delaware corporation and a wholly owned subsidiary of Luna Innovations Incorporated, and Advanced Photonix, Inc., a Delaware corporation (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Amendment No. 3 to Luna’s Registration Statement on Form S-4 filed with the SEC on March 24, 2015 (File No. 333-201956)).

10.1
Joinder, Consent and Sixth Loan Modification Agreement between Luna Innovations Incorporated, Luna Technologies, Inc., Advanced Photonix, Inc. and Picometrix, LLC and Silicon Valley Bank, dated as of May 8, 2015.

23.1	Consent of BDO USA, LLP.

99.1	Press Release issued by Luna Innovations Incorporated and Advanced Photonix, Inc., dated May 8, 2015.
*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Luna hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr. Vice President and General Counsel
Date: May 11, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 30, 2015, by and among Luna Innovations Incorporated, a Delaware corporation, API Merger Sub, a Delaware corporation and a wholly owned subsidiary of Luna Innovations Incorporated, and Advanced Photonix, Inc., a Delaware corporation (incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Amendment No. 3 to Luna’s Registration Statement on Form S-4 filed with the SEC on March 24, 2015 (File No. 333-201956)).

10.1
Joinder, Consent and Sixth Loan Modification Agreement between Luna Innovations Incorporated, Luna Technologies, Inc., Advanced Photonix, Inc. and Picometrix, LLC and Silicon Valley Bank, dated as of May 8, 2015.

23.1	Consent of BDO USA, LLP.

99.1	Press Release issued by Luna Innovations Incorporated and Advanced Photonix, Inc., dated May 8, 2015.
*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Luna hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.